SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant                          [X]
Filed by a Party other than the Registrant       [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ] Confidential, For Use of the Commission
[X]  Definitive Proxy Statement                   Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Prentiss Properties Trust
          (Name of Registrant as Specified In Its Declaration of Trust)
                   -------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:________

     (2) Aggregate number of securities to which transaction applies:___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____________
         _______________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:_______________________

     (5) Total fee paid:________________________________________________________

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:________________________________________________

     (2) Form, Schedule or Registration Statement no.:__________________________

     (3) Filing Party:__________________________________________________________

     (4) Date Filed:____________________________________________________________

PRENTISS PROPERTIES TRUST
3890 West Northwest Highway, Suite 400
Dallas, Texas 75220

April 5, 2002

Dear Shareholder:

Your board of trustees joins me in extending a cordial invitation to attend the 2002 Annual Meeting of our shareholders which will be held on Wednesday, May 15, 2002 at the Embassy Suites Hotel, 3880 West Northwest Highway, Dallas, Texas 75220. The meeting will start promptly at 11:00 a.m., local time.

We sincerely hope you will be able to attend and participate in the meeting. We will report on our progress and respond to questions you may have about our business. There will also be important items which are required to be acted upon by our shareholders.

Whether or not you plan to attend the 2002 Annual Meeting it is important that your shares be represented and voted at the meeting. Therefore, please act promptly to vote your shares with respect to the proposals described below. You may grant a proxy to vote your shares by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. You may also grant a proxy to vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card.

Very sincerely yours,

/s/ Michael V. Prentiss

Michael V. Prentiss
Chairman of the Board

                           PRENTISS PROPERTIES TRUST
                          3890 West Northwest Highway
                              Dallas, Texas 75220

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 15, 2002

To the Shareholders
of Prentiss Properties Trust:

     We will hold the 2002 Annual Meeting of our shareholders on Wednesday, May 15, 2002 at the Embassy Suites Hotel at 3880 W. Northwest Highway, Dallas, Texas 75220 at 11:00 a.m., local time, for the following purposes:

     1. To elect three Class III trustees to serve until our 2005 Annual Meeting of shareholders, and until the respective successor of each is duly elected and qualified;

     2. To approve and adopt an amended and restated Trustees' Share Incentive Plan which (1) increases the aggregate number of our common shares of beneficial interest, par value $0.01 per share that may be issued under the current Trustees' Share Incentive Plan by 300,000 common shares, (2) extends the term of the current plan by an additional 10 years, and (3) gives us broader authority in terms of the types, amounts and dates of share grants that we may authorize than we are given under the current Trustees' Share Incentive Plan. The full text of the amended and restated Trustees' Share Incentive Plan is attached to this proxy statement as Annex A;

     3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2002; and

     4. To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

     The board of trustees has fixed the close of business on March 15, 2002 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting and at any adjournments or postponements thereof. Only holders of record of our common shares of beneficial interest at the close of business on the record date will be entitled to receive notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

     We have included along with this notice a Proxy Statement, the 2001 Annual Report to Shareholders and our Form 10-K, which describe certain of our activities during 2001 and contain our financial statements for the year ended December 31, 2001. The Annual Report and Form 10-K do not form any part of the material for solicitation of proxies.

     Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided or grant a proxy to vote your shares by telephone or through the Internet by following the instructions set forth on the enclosed proxy card. If you attend our annual meeting of shareholders, you may revoke your proxy at any time prior to the time it is voted, including by voting in person at the annual meeting, even if you have previously returned your proxy card.

By Order of the board of trustees

/s/ Gregory S. Imhoff

Gregory S. Imhoff
Senior Vice President and Secretary
Dallas, Texas
April 5, 2002

                           PRENTISS PROPERTIES TRUST
                     3890 W. Northwest Highway, Suite 400
                              Dallas, Texas 75220

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                      2002 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 15, 2002

                                 INTRODUCTION

     We have provided this proxy statement and the accompanying proxy card and notice of annual meeting in connection with the solicitation of proxies by the board of trustees of Prentiss Properties Trust, a Maryland real estate investment trust, for use at our annual meeting of shareholders to be held at the Embassy Suites Hotel, 3880 W. Northwest Highway, Dallas, Texas 75220, on Wednesday, May 15, 2002 at 11:00 a.m., local time and any adjournments thereof. The mailing address of our principal executive office is 3890 W. Northwest Highway, Suite 400, Dallas, Texas 75220. We are mailing this proxy statement and the proxy card and notice of annual meeting, all enclosed herewith, to our shareholders of record on or about April 5, 2002. The date of this proxy statement is April 5, 2002.

                        PURPOSES OF THE ANNUAL MEETING

     At the 2002 Annual Meeting, the holders of record of our common shares of beneficial interest, par value $0.01 per share, on March 15, 2002 will vote upon the following matters:

   (1) The proposal to elect three Class III trustees to serve until our 2005 Annual Meeting of our shareholders and until the respective successor of each is duly elected and qualified ("Proposal One");

   (2) The proposal to approve and adopt an amended and restated Trustees' Share Incentive Plan which (1) increases the aggregate number of our common shares of beneficial interest, par value $0.01 per share that may be issued under the current Trustees' Share Incentive Plan by 300,000 shares, (2) extends the term of the current plan by an additional 10 years and (3) gives us broader authority in terms of the types, amounts and dates of share grants that we may authorize than we are given under the current Trustees' Share Incentive Plan. The full text of the amended and restated Trustees' Share Incentive Plan is attached to this proxy statement as Annex A ("Proposal Two");

   (3) The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2002 ("Proposal Three"); and

   (4) The transaction of such other matters that may properly be brought before the 2002 Annual Meeting and at any adjournments or postponements thereof.

     The board of trustees recommends that you vote "FOR" each of Proposal One, Proposal Two and Proposal Three.

                            RECORD DATE AND VOTING

Record Date and Shareholders List

     The board of trustees has established the close of business on March 15, 2002 as the record date. Only our shareholders of record at the close of business on the record date will be entitled to receive notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. At the close of business on the record date, we had 37,811,019 common shares outstanding.

The Proxy

     We are making the solicitation of proxies primarily by mail and Internet. We will bear the cost of preparing and mailing this proxy statement and the accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph, facsimile, electronically or personally by our officers and employees. We do not expect that specially engaged employees or paid solicitors will make the solicitation. Although we might use such employees or solicitors if we deem them necessary, we have not made arrangements or contracts with any such employees or solicitors as of the date of this proxy statement.

     The board of trustees has selected Gregory S. Imhoff and J. Kevan Dilbeck as proxies, and they are named as such on the proxy card. The proxy will be voted as specified by the shareholder in the spaces provided on the proxy card, or if no specification is made, it will be voted in favor of the proposals. A shareholder giving a proxy has the power to revoke it either by delivering written notice of such revocation to our corporate secretary before the annual meeting or by attending the annual meeting and voting in person. Beneficial owners of our common shares held in the name of a broker or other intermediary may vote and revoke a previous vote only through, and in accordance with, procedures established by the record holder(s) or their agent(s).

     In voting by proxy in regard to Proposal One, shareholders may vote in favor of all of the nominees, withhold their votes as to all of the nominees, or withhold their votes as to any specified nominee. Shareholders may not abstain with respect to the election of trustees. With regard to Proposals Two and Three, shareholders may vote in favor of the proposals, vote against the proposals, or abstain from voting with respect to the proposals.

How You Can Vote

     You may attend the annual meeting and vote your shares in person. You also may choose to submit your proxies by any of the following methods:

     Authorizing a Proxy by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided

     Authorizing a Proxy by Telephone. You may authorize a proxy to vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone proxy authorization is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a Control Number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you authorize a proxy to vote by telephone, you should not return your proxy card.

     Authorizing a Proxy by Internet. You may also authorize a proxy to vote through the Internet by signing on to the web site identified on the proxy card and following the procedures described in the web site. Internet proxy authorization is available 24 hours a day, and the procedures are designed to authenticate proxies authorized by using a Control Number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you authorize a proxy to vote through the Internet, you should not return your proxy card.

Quorum, Required Vote and Voting Rights

     Quorum. Unless a quorum is present at the annual meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The presence, in person or by proxy, of shareholders holding a majority of the outstanding common shares on the record date, March 15, 2002, will constitute a quorum for the transaction of business at the annual meeting. Shares that are represented at the annual meeting but abstain from voting on any or all matters and shares that are "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon) will be counted as shares present and entitled to vote in determining whether a quorum is present at the annual meeting. The election inspectors appointed for the annual meeting will determine the number of common shares present at the meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

     Required Vote. With respect to Proposal One, if a quorum is present, a vote of a plurality of all the votes cast by shareholders on the matter, in person or by proxy, will elect each nominee for trustee. Votes marked "For" Proposal One will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for, a specified nominee. Votes "withheld" from a trustee-nominee also have no effect on the vote since a plurality of the shares cast at the annual meeting is required for the election of each trustee. Shareholders may not abstain from voting with respect to the election of trustees. "Broker non-votes" relate to shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or person entitled to vote thereon. Because the election of trustees is a routine matter for which specific instructions from beneficial owners will not be required, no "broker non-votes" will arise in the context of Proposal One.

     Approval of Proposal Two requires the majority of all the votes cast on the matter at the annual meeting by shareholders at which a quorum is present in person or by proxy. Abstentions from voting on Proposal Two will not be counted as votes cast and therefore will have no effect on the outcome of the proposal. Broker non-votes will not be treated as a vote cast with respect to Proposal Two and therefore will have no effect on the outcome of the proposal.

     Approval of Proposal Three requires the majority of all the votes cast on the matter at the annual meeting by shareholders at which a quorum is present in person or by proxy. Abstentions from voting on Proposal Three will not be counted as votes cast and thus, will have no effect on the results of the vote with respect to such proposal.

     Voting Rights. With respect to each proposal, each shareholder will be entitled to one vote per common share held by the shareholders as of the record date.

                                 PROPOSAL ONE
                             ELECTION OF TRUSTEES

Nominees for Election to the Board of Trustees

     Our declaration of trust divides the board of trustees into three classes as nearly equal in number as possible, with each class serving a term of three years. If a quorum is present, a vote of a plurality of all the shares cast by shareholders, in person or by proxy, will elect each nominee for trustee. The board of trustees has set the number of trustees constituting the current board of trustees at seven, three of whom will be elected at the annual meeting.

     We have no Nominating Committee of our board of trustees, with the entire board of trustees acting in such a capacity. The board of trustees has nominated three of the present Class III trustees, Michael V. Prentiss, Thomas
J. Hynes, Jr. and Barry J.C. Parker, to serve as Class III trustees until our annual meeting in 2005 and until the respective successor of each is duly elected and qualified. The remaining members of the board of trustees will continue as members thereof until their respective terms expire, as indicated below, or until their respective successors are duly elected and qualified.

     If any nominee becomes unavailable or unwilling to serve us as a trustee for any reason, the persons named as proxies in the proxy card are expected to consult with our management in voting the shares represented by them. The board of trustees has no reason to doubt the availability of the nominees, and each has indicated his willingness to serve us as a trustee if reelected by the shareholders at the annual meeting.

                             ---------------------
                  NOMINEES FOR ELECTION AS CLASS III TRUSTEE
                             (TERM EXPIRING 2005)
                             ---------------------

[PHOTO OF MICHAEL V. PRENTISS]
     MICHAEL V. PRENTISS serves as our Chairman of the Board. Prior to October of 1999, Mr. Prentiss was our Chief Executive Officer and had served in such capacity since our initial public offering in October 1996. Mr. Prentiss, our founder, has over 28 years experience in real estate development, acquisitions, and investment management and has acquired or developed properties with an aggregate value in excess of $4 billion. From 1987 to 1992, he served as President and Chief Executive Officer of our predecessor company, and from 1992 to 1999, he served as its Chairman and Chief Executive Officer. From 1978 to 1987, Mr. Prentiss served as President of Cadillac Urban Development, Inc., Executive Vice President and member of the Board of Directors of The Cadillac Fairview Corporation Limited, and a member of Cadillac Fairview's Executive Committee. Cadillac Urban was the largest business unit of Cadillac Fairview, responsible for all of its office, mixed-use and suburban office park development activity in the U.S. and Canada. Prior to 1978, Mr. Prentiss was President of Ackerman Development Company. Mr. Prentiss is a Baker Scholar graduate of Harvard Graduate School of Business Administration. He holds a Bachelor of Science degree in Civil Engineering and a B.A. degree in Business Administration from Washington State University.

[PHOTO OF THOMAS J. HYNES, JR.]
     THOMAS J. HYNES, JR. is an independent trustee on our board of trustees and has served in such capacity since our initial public offering in October 1996. Mr. Hynes is President of Meredith & Grew Incorporated, a Boston-based real estate brokerage firm, and has served in that capacity since 1988. Mr. Hynes has been employed by Meredith & Grew Incorporated since 1965 during which time he has held various offices. Mr. Hynes holds a B.A. degree from Boston College.

Committees: Compensation

[PHOTO OF BARRY J.C. PARKER]
     BARRY J.C. PARKER is an independent trustee on our board of trustees and has served in such capacity since our initial public offering in October 1996. Mr. Parker is a private investor and is a past President and Chief Executive Officer of Luby's, Inc., a chain of 538 restaurants. Mr. Parker is also a past Chairman of the Board, President and Chief Executive Officer of County Seat, Inc., a nationwide chain of 750 specialty apparel stores. Prior to joining County Seat, Inc. in 1985, Mr. Parker worked for the Children's Place, Inc. for 10 years and held various offices with that company including Senior Vice President and Chief Financial Officer. Mr. Parker worked for Federated Department Stores, Inc. prior to 1975 and held various management positions with that company's F&R Lazarus Department Store division. Mr. Parker holds a B.A. degree from Washington University in St. Louis and an MBA degree from the University of Pennsylvania's Wharton School of Finance and Commerce.

Committees: Audit

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL ONE.

Committees and Meetings of the Board of Trustees

     Trustee Meetings. Our business is under the general management of our board of trustees as required by our declaration of trust, bylaws and the laws of Maryland. Nominations of persons for election to the board of trustees may be made at an annual meeting of shareholders (i) pursuant to our notice of meeting, (ii) by or at the direction of the trustees or (iii) by any of our shareholders who was a shareholder of record at the time of giving of notice provided for in our bylaws, who is entitled to vote at the meeting and who complied with the notice procedures set forth in our bylaws. Only such persons who are nominated in accordance with the procedures set forth in our bylaws shall be eligible to serve as trustees. Our declaration of trust requires that a majority of our trustees must not also be officers, employees or affiliates of any of our subsidiaries or any partnership which is one of our affiliates. There are presently seven trustees on our board of trustees, including five independent trustees. The board of trustees held eight meetings during 2001, and each of the trustees attended at least 75% of the aggregate of the board of trustees' and applicable committee meetings.

     The board of trustees presently has an Audit Committee and a Compensation Committee. The board of trustees has no standing Nominating Committee and the entire board of trustees acts in such capacity. The Board may, from time to time, form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the board of trustees.

     Audit Committee. The board of trustees has established an Audit Committee which currently consists of three independent trustees, Messrs. Steinhart, Riggs and Parker, each of whom are independent as defined in Section 303.01 of the listing standards of the New York Stock Exchange. The Audit Committee's charter was adopted by the full board of trustees, and a copy of the charter was attached as Annex A to our 2001 proxy statement. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The Audit Committee held three meetings during 2001.

     Compensation Committee. The board of trustees has established a Compensation Committee which currently consists of three independent trustees, Messrs. Riggs, Wilson and Hynes. The Compensation Committee determines compensation for our executive officers, establishes salaries of and awards of performance-based bonuses to our executive officers, and determines awards of restricted shares and grants of share options under our share incentive plans. The Compensation Committee held one meeting during 2001.

                        TRUSTEES AND EXECUTIVE OFFICERS

Trustees and Executive Officers

     The following table sets forth certain information with respect to our trustees and executive officers. The board of trustees currently consists of seven members, five of whom are independent trustees.

Name                           Age                          Position with Company
----                           ---                          ---------------------
Michael V. Prentiss           58      Chairman of the board of trustees (Class III -- Term will expire in 2005 if Proposal One is approved)*
Thomas F. August              53      President, Chief Executive Officer and Trustee (Class I--Term
                                      will expire in 2003)
Thomas J. Hynes, Jr.          62      Independent Trustee (Class III--Term will expire in 2005 if
                                      Proposal One is approved)*
Barry J.C. Parker             54      Independent Trustee (Class III--Term will expire in 2005 if
                                      Proposal One is approved)*
Dr. Leonard M. Riggs, Jr.     59      Independent Trustee (Class II--Term will expire in 2004)
Ronald G. Steinhart           61      Independent Trustee (Class II--Term will expire in 2004)
Lawrence A. Wilson            66      Independent Trustee (Class I--Term will expire in 2003)
Lawrence J. Krueger           46      Executive Vice President and Managing Director, Midwest
                                      Region
Robert K. Wiberg              45      Executive Vice President and Managing Director, Mid-Atlantic
                                      Region
Christopher M. Hipps          40      Executive Vice President and Managing Director, Southwest
                                      Region
Daniel K. Cushing             41      Senior Vice President and Managing Director, Northern
                                      California Region
Christopher B. Mahon          53      Senior Vice President and Managing Director, Southern
                                      California Region
Michael A. Ernst              41      Executive Vice President and Chief Financial Officer

------------
* Messrs. Prentiss, Hynes and Parker have been nominated for re-election at the annual meeting to be held on May 15, 2002.

     The following are biographical summaries of our executive officers and the trustees not standing for re-election:

[PHOTO OF THOMAS F. AUGUST]
     THOMAS F. AUGUST serves as our President and is a trustee on our board of trustees. He is also our Chief Executive Officer. Mr. August has served in such capacities since October of 1999 when he became Chief Executive Officer. Prior to that time he had been our President and Chief Operating Officer since our initial public offering in October 1996. From 1992 to 1996 Mr. August served as President and Chief Operating Officer of one of our affiliates, Prentiss Properties Limited, Inc. From 1987 to 1992, Mr. August served as Executive Vice President and Chief Financial Officer of our predecessor company. From 1985 to 1987, Mr. August served in executive capacities with Cadillac Fairview Urban Development, Inc. Prior to joining Cadillac Urban in 1985, Mr. August was Senior Vice President of Finance for Oxford Properties, Inc., in Denver, Colorado, an affiliate of a privately-held Canadian real estate firm. Previously, he was a Vice President of Citibank, responsible for real estate lending activities in the upper Midwest. Mr. August holds a B.A. degree from Brandeis University and an MBA degree from Boston University.

[PHOTO OF DR. LEONARD M. RIGGS, JR.]
     DR. LEONARD M. RIGGS, JR. is an independent trustee on our board of trustees and has served in such capacity since our initial public offering in October 1996. Dr. Riggs is a private investor and until recently was Chairman and Chief Executive Officer of EmCare, Inc., a publicly-held outsourced healthcare business services company specializing in emergency medicine. EmCare manages over 300 hospital emergency departments and provides the business services for the practices of over 3,000 physicians. Dr. Riggs has also served as the Director of Emergency Medicine at Baylor University Medical Center from 1974 until 1998. Dr. Riggs is a former president of the American College of Emergency Physicians. He holds a B.S. degree from Centenary College of Shreveport, Louisiana and an M.D. degree from the University of Texas Southwestern Medical School in Dallas, Texas.

Committees: Audit and Compensation

[PHOTO OF RONALD G. STEINHART]
     RONALD G. STEINHART is an independent trustee on our board of trustees and has served in such capacity since our initial public offering in October 1996. Mr. Steinhart served as Chairman and Chief Executive Officer, Commercial Banking Group of Bank One Corporation from December 1996 until his retirement in January, 2000. From January, 1995 to December, 1996, Mr. Steinhart was Chairman and Chief Executive Officer of Bank One Texas, N.A. Mr. Steinhart joined Bank One in connection with the merger of Team Bank, which he founded in 1988. Mr. Steinhart serves as a Director of NCH Corporation, United Auto Group, Inc. and Carreker Corporation and as a trustee of MFS/Sun Life Series Trust and Compass Variable Accounts. Mr. Steinhart holds BBA and MBA degrees from the University of Texas at Austin and is a Certified Public Accountant. Mr. Steinhart served as President and Chief Operating Officer of InterFirst Corporation from 1981 to 1987. Prior to joining InterFirst Corporation in 1980, Mr. Steinhart organized investors to charter and purchase six banks.

Committees: Audit (Chairman)

[PHOTO OF LAWRENCE A. WILSON]
     LAWRENCE A. WILSON is an independent trustee on our board of trustees and has served in such capacity since our initial public offering in October 1996. Mr. Wilson is Chairman of The Beck Company and Managing Director and Chief Executive Officer of HCBECK, Inc., a construction and real estate services company, each of which are members of The Beck Group. Mr. Wilson also serves as a director of TU Electric. Mr. Wilson holds an L.L.B. degree from the Woodrow Wilson College of Law in Atlanta, Georgia and is a graduate of the Emory University Advanced Management Program.

Committees: Compensation

[PHOTO OF LAWRENCE J. KRUEGER]
     LAWRENCE J. KRUEGER serves as Executive Vice President and Managing Director of our Midwest Region. Mr. Krueger has served in such capacity for us since 1994. He served as Senior Vice President--Development from 1990 to 1994, Vice President--Development of one of our affiliates, Prentiss Properties Limited, Inc., from 1987 to 1990 and Vice President-- Development of Cadillac Urban from 1986 to 1987. Mr. Krueger holds a B.A. degree in Business from Indiana University and a Masters degree in Urban Land Economics and Real Estate Investment Analysis from the University of Wisconsin. He is a member of the National Association of Industrial and Office Parks and the Industrial Development Research Council.

[PHOTO OF ROBERT K. WIBERG]
     ROBERT K. WIBERG serves as Executive Vice President and Managing Director of our Mid-Atlantic Region. His responsibilities include the development, acquisitions, leasing, construction, property management and asset management activities in this region. The portfolio of properties Mr. Wiberg oversees includes 5.2 million square feet of owned property and another 7.5 million square feet of managed properties. Mr. Wiberg has worked in our Washington D.C. office since 1988, and prior to that served as a Development Officer in our Los Angeles, Atlanta and Dallas offices. Mr. Wiberg holds an MBA from the University of California at Berkeley, a Master of City and Regional Planning degree from Harvard

University, and a B.A. degree from Cornell University. He has served on the Board of Directors of the Northern Virginia Chapter of the National Association of Industrial and Office Parks and holds a Virginia real estate license.

[PHOTO OF CHRISTOPHER M. HIPPS]
     CHRISTOPHER M. HIPPS serves as Executive Vice President and Managing Director of our Southwest Region. Mr. Hipps has served as Managing Director of our Southwest Region since January 1, 2002 and was promoted from Senior Vice President to Executive Vice President in March 2002. Prior to becoming Managing Director of the Southwest Region, Mr. Hipps served as the Managing Director of the former West Region. Mr. Hipps was responsible for all business activities of the West Region including acquisitions, development, strategic planning and implementation of the annual business plan. Mr. Hipps started his career in the Washington, D.C. offices of Cadillac Urban leasing the award-winning 1001 Pennsylvania Avenue. He subsequently was responsible for marketing activities for our master-planned development, Fairview Park, located in Northern Virginia. In 1992, Mr. Hipps moved to our corporate office in Dallas, Texas. While in Dallas, he has held various responsibilities, including CBD leasing assignments, our acquisitions in Houston, regional marketing of our property management business and work on the development of properties in Austin, Texas. Mr. Hipps holds a Texas real estate license and has been involved in various organizations such as the National Association of Industrial and Office Parks and the Real Estate Council. He received a BBA from Southern Methodist University.

[PHOTO OF DANIEL K. CUSHING]
     DANIEL K. CUSHING serves as the Senior Vice President and Managing Director of our Northern California Region and has served in such capacity since January 1, 2002. His responsibilities include acquisitions, development, leasing, construction, property management, facilities management, and business development. Mr. Cushing joined us in 1985 and has held a variety of increasingly senior roles in Dallas, Washington, DC and Chicago. Prior to his appointment as the Managing Director of the Northern California Region, Mr. Cushing was instrumental in the growth of our Midwest Region. As our Senior Vice President of Development/Acquisitions he was responsible for various suburban development projects and acquisitions. Mr. Cushing holds a real estate license and is a Director of Evanston Inventure and a member of the Real Estate Investment Advisory Council and the National Association of Industrial and Office Parks. He holds a Bachelor of Science degree in Civil Engineering from the University of Illinois.

[PHOTO OF CHRISTOPHER B. MAHON]
     CHRISTOPHER B. MAHON serves as Senior Vice President and Managing Director of our Southern California Region and has served in such capacity since January 1, 2002. Mr. Mahon joined us in 1999. Mr. Mahon is responsible for all business management activities, most particularly guidance of property operations and implementation of acquisition, development and disposition strategies that enhance earnings and portfolio value. Mr. Mahon started his career in New York in the commercial construction industry. Since coming to California in 1977, Mr. Mahon has worked in various capacities, including management, acquisitions, development, marketing and leasing with diverse property portfolios at The Irvine Company, Ferguson Partners, Shuwa Investments Corporation and Equity Office. Mr. Mahon graduated Phi Beta Kappa from St. Lawrence University in Canton, New York, is a former President of the Orange County chapter of BOMA and is a licensed California real estate broker.

[PHOTO OF MICHAEL A. ERNST]
     MICHAEL A. ERNST serves as an Executive Vice President and as our Chief Financial Officer. In such capacities Mr. Ernst has responsibility for capital planning, financial strategy, corporate accounting, raising capital, evaluating new investment opportunities and investor relations. Mr. Ernst joined us in 1997 as Vice President and Treasurer and was promoted to Chief Financial Officer in March 1999. Mr. Ernst was promoted from Senior Vice President to Executive Vice President in March 2002. Prior to joining us, Mr. Ernst served as a Senior Vice President in Bank of America's Real Estate Finance Group where he managed a team of lenders covering national accounts including many public real estate companies. Mr. Ernst holds an MBA with a focus on Real Estate and Finance, and a B.A. in American Government, both from the University of Virginia. Mr. Ernst has been a member of the Associate Leadership Council of the Real Estate

Council and is currently a member of the executive committee of the Board of Directors of the Dallas Area Habitat for Humanity.

Terms of Office

     Our board of trustees elects our officers annually at a meeting held after each annual meeting of shareholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his successor is duly elected and qualified or until death, resignation or removal, if earlier. The board of trustees may remove any officer or agent elected or appointed by the board of trustees whenever in its judgment our best interests will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, trustees and persons who beneficially own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership with the SEC. Officers, trustees and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies furnished to us and representations from our executive officers and trustees, we believe that all Section 16(a) filing requirements for the year ended December 31, 2001 applicable to our executive officers, trustees and greater than 10% beneficial owners were satisfied. Based on written representations from the executive officers and trustees, we believe that no Forms 5 for trustees, officers and greater than 10% beneficial owners were required to be filed with the SEC for the period ended December 31, 2001.

                            EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

     During 2001, the Compensation Committee of our board of trustees consisted of Messrs. Hynes, Riggs and Wilson, all of whom are independent trustees. We did not have a policy during 2001 prohibiting our executive officers from participating in deliberations of our board of trustees regarding executive compensation. Consequently, Messrs. Prentiss and August, who also serve us as trustees, were present during, and participated in, the deliberations of the board of trustees regarding executive compensation during 2001. However, Messrs. Prentiss and August did not vote with respect to such actions by the board of trustees and the Compensation Committee.

Summary Compensation Table

     The following table sets forth the annual and long-term compensation with respect to our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer for services rendered during 2001, 2000 and 1999.

                                                    Annual Compensation
                                      ------------------------------------------------
                                                                           Other
                                                                          Annual
                                                                          Compen-
Name and Principal Position     Year   Salary ($)     Bonus($)(1)        sation($)
------------------------------ ------ ------------ ---------------- ------------------
Michael V. Prentiss ..........  2001   $ 344,500     $   256,515       $    86,139
 Chairman of the Board          2000     314,584         418,400           179,581(4)
                                1999     297,917         363,000                --
Thomas F. August .............  2001   $ 326,667     $   241,857       $        --
 President and Chief            2000     303,250         410,861            86,934(8)
 Executive Officer              1999     265,417         269,500(9)             --
Lawrence J. Krueger ..........  2001   $ 198,833     $   132,689       $        --
 Executive Vice President       2000     191,289         160,000            46,775
 and Managing Director,         1999     182,292         140,000           143,586
 Midwest Region
Robert K. Wiberg .............  2001   $ 188,667     $   131,955       $        --
 Executive Vice President       2000     180,307         145,000                --
 and Managing Director,         1999     171,875         141,150(9)             --
 Mid-Atlantic Region
Christopher M. Hipps .........  2001   $ 187,667     $   117,291       $    42,876
 Executive Vice President       2000     194,426         117,804           131,731
 and Managing Director,         1999     156,667          50,000(9)        101,682(11)
 Southwest Region

                                          Long-Term
                                         Compensation
                               --------------------------------
                                                    Securities
                                   Restricted       Underlying      All Other
                                      Stock          Options,        Compen-
Name and Principal Position        Awards ($)      SARs (#)(2)      sation($)
------------------------------ ------------------ ------------- ----------------
Michael V. Prentiss ..........   $         --             --       $   6,100(3)
 Chairman of the Board              1,190,625(5)     150,000           5,820(3)
                                      514,063(6)      75,000           3,700(3)
Thomas F. August .............   $    345,630(7)      36,900       $  15,369(3)
 President and Chief                1,190,625(5)     150,000          15,198(3)
 Executive Officer                    370,125(6)      55,000          13,327(3)
Lawrence J. Krueger ..........   $    112,000(7)      11,800       $   4,847(3)
 Executive Vice President             395,200(10)     46,000           4,624(3)
 and Managing Director,               158,886(6)      22,725           2,493(3)
 Midwest Region
Robert K. Wiberg .............   $    118,020(7)      12,500       $   4,841(3)
 Executive Vice President             395,200(10)     48,000           4,689(3)
 and Managing Director,               166,310(6)      23,790           2,597(3)
 Mid-Atlantic Region
Christopher M. Hipps .........   $    112,400(7)      11,800       $   3,501(3)
 Executive Vice President             335,920(10)     40,000           4,611(3)
 and Managing Director,               101,990(6)      34,600           2,504(3)
 Southwest Region

------------
(1) Bonuses represent amounts earned by the respective executive officers during the referenced year, although paid subsequent to such year. The Company historically pays bonuses each March for the prior year. Bonuses earned in 2001 were deferred by Messrs. Prentiss, August and Krueger pursuant to the KEYSOP Plan. Bonuses earned in 2000 were deferred by Messrs. Prentiss, August, Krueger, Wiberg and Hipps pursuant to the KEYSOP Plan.

(2) All options referenced in 2001 were granted on February 28, 2002 as incentive compensation awards under the 1996 Share Incentive Plan based on our performance in 2001. All options, with the exception of those granted to Messrs. Prentiss and August, referenced in 2000 were granted on February 28, 2001 as incentive compensation awards under our 1996 Share Incentive Plan based on our performance in 2000. The options referenced in 2000 for Messrs. Prentiss and August were granted on May 26, 2000. All options referenced in 1999 were granted on March 1, 2000, as incentive compensation awards under the 1996 Share Incentive Plan based on our performance in 1999, except that 20,000 of Mr. Hipps' options that were granted to Mr. Hipps in April of 1999 were in connection with his promotion to Senior Vice President and Managing Director of the West Region.

(3) Represents our matching 401(k) plan contributions and insurance payments as follows:

Name and Principal Position           Year     401(k) Match     Insurance Premiums
----------------------------------   ------   --------------   -------------------
Michael V. Prentiss ..............    2001        $4,591             $ 1,519
 Chairman of the                      2000         4,454               1,366
 Board                                1999         2,400               1,300
Thomas F. August .................    2001        $4,591             $10,778
 President and Chief Executive        2000         4,454              10,744
 Officer                              1999         2,400              10,927
Lawrence J. Krueger ..............    2001        $4,591             $   256
 Executive Vice President and         2000         4,454                 170
 Managing Director, Midwest Region    1999         2,279                 214
Robert K. Wiberg .................    2001        $4,591             $   250
 Executive Vice President and         2000         4,454                 235
 Managing Director, Mid-Atlantic      1999         2,400                 197
 Region
Christopher M. Hipps .............    2001        $3,336             $   165
 Executive Vice President and         2000         4,454                 157
 Managing Director, Southwest         1999         2,400                 104
 Region

(4)  Includes Share Purchase Plan share purchase discounts of $73,835.

(5) Represents the value, as of the grant date, May 26, 2000, of 50,000 and 50,000 common shares granted to Messrs. Prentiss and August, respectively as incentive compensation awards based on our performance in 2000.

(6) Represents the value, as of the grant date of 25,000, 18,000, 7,727, 8,088, and 4,960 common shares granted to Messrs. Prentiss, August, Krueger, Wiberg and Hipps, respectively, as incentive compensation awards under the 1996 Share Incentive Plan based on our performance in 1999. As of March 30, 2002, Messrs. Prentiss, August, Krueger, Wiberg and Hipps had no other restricted stock holdings other than in the amounts shown in the table above.

(7) Represents the value, as of the grant date of 12,300, 4,000, 4,200, and 4,000 common shares granted to Messrs. August, Krueger, Wiberg and Hipps, respectively, as incentive compensation awards under our 1996 Share Incentive Plan based on our performance in 2001.

(8)  Includes Share Purchase Plan share purchase discounts of $83,012.

(9) These amounts represent bonuses for 1999, however, Messrs. August, Hipps and Wiberg elected to defer all or a portion pursuant to the Key Employee Share Option Plan.

(10) Represents the value, as of the grant date of 16,000, 16,000 and 13,600 common shares granted to Messrs. Krueger, Wiberg and Hipps, respectively, as incentive compensation awards under the 1996 Plan based on our performance in 2000.

(11) Includes amounts totaling $98,385 paid to Mr. Hipps in his capacity as a leasing agent prior to his promotion to Senior Vice President and Managing Director of the West Region in April 1999.

Option/SAR Grants in Last Fiscal Year

     The following table sets forth information regarding grants of options to our named executive officers during the 2001 fiscal year. During 2001 we granted options to our executive officers pursuant our 1996 Share Incentive Plan. No SARs were granted during 2001. For additional information on and certain terms of options, see "--1996 Share Incentive Plan."

                                                      Individual Grants
                               ---------------------------------------------------------------
                                                                                                Potential Realizable
                                                  Percentage                                       Value at Assumed
                                 Number of         of Total                                      Annual Rates of Stock
                                 Securities        Options                                      Price Appreciation for
                                 Underlying       Granted to          Exercise                    Option Term ($)(2)
                                  Options         Employees           or Base       Expiration ------------------------
Name                            Granted (#)   in Fiscal Year(1)   Price ($/share)      Date      5% ($)      10% ($)
------------------------------ ------------- ------------------- ----------------- ----------- ---------- ------------
Michael V. Prentiss ..........         --               0%            $   --              --    $     --  $      --
Thomas F. August .............     36,900            15.3%               28.1       02/28/12     652,023  1,652,382
Lawrence J. Krueger ..........     11,800             4.9%               28.1       02/28/12     208,506    528,404
Robert K. Wiberg .............     12,500             5.2%               28.1       02/28/12     220,875    559,750
Christopher M. Hipps .........     11,800             4.9%               28.1       02/28/12     208,506    528,404

------------
(1) Represents the percentage of options granted to all employees during 2001. Options to purchase a total of 241,000 common shares were granted during 2001.

(2) In accordance with the rules of the SEC, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect our estimates or projections of future prices of our common shares. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common shares, the option holder's continued employment through the option period, and the date on which the options are exercised.

Option Exercises in Last Fiscal Year

     The following table sets forth certain information regarding the exercise of stock options during the last completed year and the fiscal year-end value of unexercised options held by the named executive officers as of December 31, 2001. For additional information on and certain terms of options, see "--1996 Share Incentive Plan." The below-named executive officers exercised options to purchase 668,606 common shares during 2001.

                                                                 Number of Securities
                                                                Underlying Unexercised         Value of Unexercised
                                                                      Options at               In-the-Money Options
                                                                  Fiscal Year-End(#)         at Fiscal Year-End($)(1)
                                                             ----------------------------- ----------------------------
                                   Shares
                                 Acquired On       Value
Name                            Exercise (#)   Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
------------------------------ -------------- -------------- ------------- --------------- ------------- --------------
Michael V. Prentiss ..........    386,762       $2,699,599      208,333        216,667        $879,688      $994,375
Thomas F. August .............    173,944        1,212,390      168,333        186,667         564,375       968,188
Lawrence J. Krueger ..........     75,000          581,138       57,575         61,150         260,657       240,314
Robert K. Wiberg .............     32,900          181,445       50,030         63,860           7,100       251,148
Christopher M. Hipps .........         --               --       31,200         56,400         217,536       233,622

------------
(1) Value for "in-the-money" options represents the positive spread between the respective exercise prices of outstanding options and the closing price of our common shares on the New York Stock Exchange of $27.45 per share on December 31, 2001.

Savings Plan

     Along with our operating partnership Prentiss Properties Acquisition Partners, L.P., and designated subsidiaries, including Prentiss Properties Limited, Inc., we have adopted, the Employee Savings Plan & Trust of our predecessor company, which originally adopted the Employee Savings Plan & Trust in 1987. Prior service with the predecessor company is credited in full as service with us or Prentiss Properties Acquisition Partners, L.P. and designated subsidiaries for all purposes under the Employee Savings Plan & Trust, including eligibility and vesting.

     The Employee Savings Plan & Trust is a defined contribution plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986. Contributions made by employees or by us to the plan, and income earned on these contributions, are not taxable to employees until withdrawn from the plan. Our employees may enroll in the Employee Savings Plan & Trust on March 1, June 1, September 1, and December 1 after completing one year of employment with us and attaining age 21. Plan participants are immediately vested in their pre-tax contributions, matching and our discretionary contributions, and earnings thereon.

     The Employee Savings Plan & Trust permits each plan participant to elect to defer up to 15% of base compensation, subject to the annual statutory limitation ($10,500 for 2001, $10,500 for 2000, $10,000 for 1999 and 1998 and
$9,500 for 1997 and 1996) prescribed by Section 402(g) of the Internal Revenue Code, on a pre-tax basis. Along with Prentiss Properties Acquisition Partners, L.P., and designated subsidiaries, we will make matching contributions for our respective plan participants equal to 25% of amounts deferred up to 6% of the participant's compensation.

     For the years 2000 and 2001, we made an additional matching contribution in a total amount of $600,000 for both years combined to the Employee Savings Plan & Trust. This matching contribution will be in addition to the match participating employees currently receive. The first portion of the additional match was $300,000 and was available to all employees who made contributions to their account during the calendar year 2000 and were employees as of December 31, 2000. The second additional match was $300,000 and was available to all employees who made contributions to their accounts during 2001 and were employees as of December 31, 2001. The second match was made in January 2002.

Share Purchase Plan

     Under our Share Purchase Plan, and with respect only to year 2001, our employees were able to purchase our common shares directly from us at a 25% discount to the then-current market value at the date of purchase for the first $10,000 of an individual employee's payroll deduction. Employees may make subsequent purchases, including purchases in all subsequent years, of our common shares at a 15% discount. An employee's purchases, on an annual basis, under the Share Purchase Plan will be limited to the lesser of 20% of the employee's base salary or $25,000. The maximum number of our common shares that may be purchased under the Share Purchase Plan is 500,000. Employees who participate in the plan will recognize income, and we will be allowed a business expense deduction, equal to the discount at the time of a purchase. As of March 15, 2002, a total of 216,920 of our common shares have been issued under the Share Purchase Plan with approximately 200 individuals participating in 2001.

Key Employee Share Option Plan

     We have adopted a Key Employee Share Option Plan. Pursuant to the Key Employee Share Option Plan, our officers and other selected employees who earn bonuses have the option of deferring the payment of such bonuses. Participants may use such deferred compensation to purchase various mutual funds. In addition, if we so provide, participants may purchase our common shares at a 15% discount to the then-current market value at the date of the purchase, which is the same discount available to all employees under the Share Purchase Plan, or other investments offered through the Key Employee Share Option Plan. For 2001 bonuses payable in March 2002, we have suspended the 15% discount. If a participant elects to purchase our common shares with the deferred bonus compensation, we will purchase our common shares on the open market and place them in a trust for the benefit of such participant. Such trust may deliver common shares held for the benefit of a participant beginning six months from the date they were placed in the trust. The purpose of the Key Employee Share Option Plan is to provide a vehicle for the payment of compensation otherwise payable to the participants, in a form that will provide incentives and rewards for meritorious performance and encourage the participants' continuance as employees. The Compensation Committee administers the Key Employee Share Option Plan.

1996 Share Incentive Plan

     Prior to our initial public offering, the board of trustees adopted, and our then sole shareholder approved, the 1996 Share Incentive Plan for the purpose of attracting and retaining executive officers, trustees and employees. The Compensation Committee of the board of trustees administers the 1996 Share Incentive Plan. The Compensation Committee may not delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act.

     Our officers and employees generally will be eligible to participate in the 1996 Share Incentive Plan. The Compensation Committee selects the individuals who will participate in the 1996 Share Incentive Plan. The Compensation Committee may not grant to a participant in the 1996 Share Incentive Plan, in any calendar year, options to purchase more than 390,000 of our common shares or SARs that cover more than 390,000 common shares. Options granted with tandem SARs shall be treated as a single award for purposes of applying the limitation in the preceding sentence. No participant in the 1996 Share Incentive Plan may be issued, in any calendar year, more than 50,000 common shares pursuant to an award of Restricted Shares (defined below) or Performance Shares (defined below).

     The 1996 Share Incentive Plan currently authorizes the issuance of up to 5,000,000 common shares. The 1996 Share Incentive Plan provides for the grant of (i) share options not intended to qualify as incentive share options under
Section 422 of the Internal Revenue Code, (ii) Performance Shares, (iii) SARs, issued alone or in tandem with options, (iv) Restricted Shares, which are contingent upon the attainment of performance goals or subject to vesting requirements or other restrictions and (v) incentive awards. The Compensation Committee prescribes the conditions that must occur for Restricted Shares to vest or for Performance Shares to vest and incentive awards to be earned.

     Our incentive compensation awards are designed to reward and motivate key employees for achieving financial and operational objectives and increasing long term value of our common shares. We pay incentive compensation annually through a combination of stock option and restricted stock awards based upon the achievement of target objectives for certain performance measures for the most recently completed fiscal year. The Compensation Committee uses equal weightings of total shareholder return and our performance relative to our peer group of REITs as our primary performance measures for determining incentive compensation awards. To a lesser degree, growth in funds from operations per share, and for certain participants, the performance of the employee's department or division will influence such determinations. Incentive compensation amounts actually paid are determined based on whether the "threshold," "target" or "maximum" pre-determined levels for each performance measure are met. If target performance is achieved, each participant's total compensation will be between the median and 75th percentile of the market competitive incentive remuneration practices found among our peer group of REITs. Should we exceed our target performance levels, the total compensation to each participant should approximate the 75th percentile of such competitive practices, while if less than target performance is achieved, the total compensation will be substantially below the median of such competitive practices. Annual incentives will not be awarded if the "threshold" levels of performance are not realized.

     We believe that our incentive award program further aligns the interests of our executives with those of our shareholders since share-related compensation is directly tied to shareholder value. Stock options and restricted shares awarded under this aspect of the 1996 Share Incentive Plan vest 33.3% per annum beginning one year following the anniversary of the award grant.

     In connection with the grant of options under the 1996 Share Incentive Plan, the Compensation Committee will determine the option exercise period and any vesting requirements. An option may be exercised for any number of whole shares less than the full number for which the option could be exercised. A plan participant will have no rights as a shareholder with respect to our common shares subject to his or her option until the option is exercised. To the extent an option has not become exercisable at the time of a plan participant's termination of employment, the plan participant will forfeit the option unless the

Compensation Committee exercises its discretion to accelerate vesting for the plan participant. If a plan participant is terminated due to dishonesty or similar reasons, all unexercised options, whether vested or unvested, will be forfeited. Any common shares subject to options which are forfeited (or expire without exercise) pursuant to the vesting requirement or other terms established at the time of grant will again be available for grant under the 1996 Share Incentive Plan. The exercise price of options granted under the 1996 Share Incentive Plan may not be less than the fair market value of our common shares on the date of grant. Payment of the exercise price of an option granted under the 1996 Share Incentive Plan may be made in cash, cash equivalents acceptable to the Compensation Committee or, if permitted by the option agreement, by exchanging common shares having a fair market value equal to the option exercise price.

     As of March 15, 2002 all trustees on our board of trustees and approximately 570 of our employees were eligible to receive options under the 1996 Share Incentive Plan. As of March 15, 2002, we had granted 4,212,312 options under the 1996 Share Incentive Plan, 1,995,761 of which had been exercised, 516,746 of which had been forfeited and 1,699,805 of which remained outstanding as of such date. A total of 817,634 common shares remain available for grant as of March 15, 2002. To see a table setting forth information regarding grants of options to our executive officers during the 2001 fiscal year, see "--Option Grants in Last Fiscal Year." We did not grant SARs under the 1996 Share Incentive Plan in 2001.

     We may not grant options, SARs, Restricted Shares, incentive award or performance shares under the 1996 Share Incentive Plan after December 31, 2006. The board of trustees may amend or terminate the 1996 Share Incentive Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially (i) increases the number of shares that may be issued under the 1996 Share Incentive Plan (other than adjustments provided in the 1996 Share Incentive Plan); (ii) changes the eligibility requirements; or (iii) increases the benefits that may be provided under the 1996 Share Incentive Plan. No amendment will affect a participant's outstanding award without the participant's consent.

Trustees' Share Incentive Plan

     Pursuant to our Trustees' Share Incentive Plan, we may grant nonqualified options to purchase our common shares to our independent trustees. Pursuant to the Trustees' Share Incentive Plan, each independent trustee receives quarterly grants of our common shares having a fair market value of approximately $6,250 on the date of issuance. Each independent trustee automatically receives an option for 10,000 common shares on the date of the first board of trustees meeting following the annual meeting of shareholders at which the independent trustee is first elected to the board of trustees. However, an independent trustee who is first elected or appointed to the board of trustees other than at an annual meeting of shareholders will receive an option for 10,000 of our common shares on the date of such election or appointment. Independent trustees are granted options to purchase 7,500 common shares annually on July 1.

     The exercise price of options granted under the Trustees' Share Incentive Plan is the fair market value of our common shares on the date of grant. Options granted under the Trustees' Share Incentive Plan upon election or appointment of an independent trustee become exercisable for 2,500 shares on each of the first through fourth anniversaries of the date of grant, provided that the trustee is a member of the board of trustees on such anniversary date. Annual options granted to an independent trustee are fully vested and exercisable when granted. The maximum number of our common shares that we may issue under the Trustees' Share Incentive Plan is 200,000.

     As of March 15, 2002, five of our trustees were eligible to receive options under the Trustees' Share Incentive Plan. As of March 15, 2002, 175,000 options had been granted under the Trustees' Share Incentive Plan, none of which had been exercised, none of which had been forfeited and all of which remained outstanding as of such date. A total of 25,000 of our common shares remain available for grant as of March 15, 2002. To see a table setting forth information regarding grants of options to our executive officers during the 2001 fiscal year, see "Executive Compensation -- Option Grants in Last Fiscal Year." We did not grant SARs under the Trustees' Share Incentive Plan in 2001.

     The board of trustees has approved, and is submitting to the shareholders for their approval, the amended and restated Trustees' Share Incentive Plan which increases by 300,000 shares the aggregate number of our common shares that may be issued under the current Trustees' Share Incentive Plan, extends the duration of the current Trustees' Share Incentive Plan by 10 years, and gives us broader authority in terms of the types, amounts and dates of share grants that we may authorize than we are given under the current Trustees' Share Incentive Plan. See "Proposal 2--Amendment of the Trustees' Share Incentive Plan."

     Effective January 1, 2002, the board of trustees approved, subject to shareholder approval of the amended and restated Trustees' Share Incentive Plan, an award of up to 10,000 shares to each independent trustee, to increase each independent trustees' compensation and to reward each trustee for five years of service on our board of trustees. Each award will vest subject to our performance as discussed below at the end of fiscal 2006. The exact amount of each award will depend on the total return to our shareholders over the five year award period, with the full 10,000 shares being awarded to each trustee if the total return to our shareholders over the five-year period has been greater than 14%. No shares will be awarded if the total return to our shareholders over the five-year period is less than 8%.

Trustee Compensation

     Currently, each of our trustees who is also one of our executive officers or employees receives no compensation as such for service as members of either the board of trustees or committees thereof. Independent trustees receive a fee of $1,250 plus expenses for attendance in person at each meeting of the board of trustees, $500 for each telephonic meeting of the board of trustees and $750 for each committee meeting attended. We pay the fee for attending committee meetings only when a committee meeting is not held on the same day as a meeting of the board of trustees. Each member of the Audit Committee receives $3,000 annually. Independent trustees are also eligible to receive our common shares and options to purchase our common shares pursuant to the Trustees' Share Incentive Plan as discussed above. See "--Trustees' Share Incentive Plan."

Employment Agreements

     We entered into employment agreements with Messrs. Prentiss and August on October 22, 1996. Mr. Prentiss' agreement was amended and restated effective February 14, 2001 and has an initial employment term of five years. Mr. Prentiss' agreement is renewable upon mutual agreement of both parties. Mr. August's agreement was amended and restated effective May 10, 2000 and has an initial employment term of three years. Mr. August's agreement will automatically be renewed for successive one-year periods unless otherwise terminated pursuant to the agreement. Messrs. Prentiss' and August's agreements provide for 2001 base annual compensation of $350,000 for Mr. Prentiss and $330,000 for Mr. August. Incentive compensation for Messrs. Prentiss and August is to be determined by the Compensation Committee. Mr. Prentiss' employment agreement provides for an annual $50,000 increase in base salary. Mr. Prentiss waived his 2002 salary increase as part of our plan to reduce overhead and other expenses. Mr. August's agreement provides that the Compensation Committee may approve increases in his base salary. Each of the employment agreements provides for certain severance payments in the event of a change in control of Prentiss Properties Trust, disability or termination by us without cause or by the employee with cause. We employ no other individuals pursuant to an employment agreement.

     The terms of Messrs. Prentiss' and August's employment agreements require that Messrs. Prentiss and August devote substantially all of their business time to our affairs. These agreements also, subject to certain exceptions, prohibit them from engaging, directly or indirectly, during the term of their employment plus the period beginning on the date of the termination of employment with us and ending on the second anniversary of such date, in any activity anywhere in the U.S. in which we compete.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

To the board of trustees of Prentiss Properties Trust:

     The Compensation Committee is responsible for establishing and administering compensation policies, establishing salaries of and awarding performance-based bonuses to our executive officers, and determining awards of restricted shares and grants of share options under our share plans. The Compensation Committee's policy is to devise and implement compensation for our officers and employees which shall be commensurate with their position and determined with reference to compensation paid to similarly situated employees and officers of companies that the Compensation Committee deems to be comparable to ours. Messrs. Hynes, Riggs and Wilson comprise the Compensation Committee of the board of trustees. We do not employ any of the members of the Compensation Committee.

Base Compensation and Bonuses

     Pursuant to the directive of the Compensation Committee and our board of trustees, the compensation of the executive officers for 2001 was established as follows:

Executive Officer                                  Annual Base Salary
-----------------                                  ------------------
Michael V. Prentiss, Chairman of the Board ............ $350,000
Thomas F. August, President and CEO ...................  330,000
Lawrence J. Krueger, Executive Vice President .........  200,000
Robert K. Wiberg, Executive Vice President ............  190,000
Christopher M. Hipps, Senior Vice President ..........   189,000

     The Compensation Committee will determine annually a bonus plan for our officers, with any future common share bonus awards to be issued to the executive officers through the 1996 Share Incentive Plan.

Share Options under the 1996 Share Incentive Plan

     The Compensation Committee approved the grant of share options to the following executive officers pursuant to the 1996 Share Incentive Plan, as follows:

                                                              Number of Shares Subject to Options
                                                          -------------------------------------------
                                                            1998       1999        2000        2001
Executive Officer                                          Awards     Awards      Awards      Awards
-----------------                                          ------     ------      ------      ------
Michael V. Prentiss, Chairman of the Board ............        --     75,000     150,000         --
Thomas F. August, President and CEO ...................        --     55,000     150,000     36,900
Lawrence J. Krueger, Executive Vice President .........        --     22,725      46,000     11,800
Robert K. Wiberg, Executive Vice President ............    50,000     23,790      48,000     12,500
Christopher M. Hipps, Senior Vice President ...........     5,000     34,600      40,000     11,800

     On February 6, 1998, we granted 50,000 options to Mr. Wiberg, Executive Vice President and Managing Director of the Mid-Atlantic Region, to purchase shares which vest at the rate of 33 1/3% per year over a three-year period commencing on the date of grant. The exercise price is $27.312, which represents the closing price for our common shares on the New York Stock Exchange on February 6, 1998.

     On November 30, 1998, we granted 5,000 options to Mr. Hipps, the then Senior Vice President and Managing Director of the West Region to purchase shares which vest at the rate of 33 1/3% per year over a three year period commencing on the date of grant. The exercise price is $23.375, which represents the closing price for our common shares on the New York Stock Exchange on November 30, 1998. Also, on April 15, 1999, we granted 20,000 options to Mr. Hipps to purchase shares which vest at the rate of 33 1/3% per year over a three-year period commencing on the date of the grant. The exercise price is $19.8750, which represents the closing price for our common shares on the New York Stock Exchange on April 15, 1999.

     Based upon our performance for the 1999 fiscal year, we awarded to our named executive officers incentive compensation in the form of stock options and restricted stock grants on March 1, 2000. The options and restricted stock were granted pursuant to our 1996 Share Incentive Plan and are listed in the long-term compensation columns of the Summary Compensation Table.

     Based upon our performance for the 2000 fiscal year, we awarded to our executive officers named in this Proxy Statement, incentive compensation in the form of stock options and restricted stock grants. We granted the options and restricted stock pursuant to our 1996 Share Incentive Plan and such grants are listed in the long-term compensation columns of the Summary Compensation Table.

     Based upon our performance for the 2001 fiscal year, we awarded to our executive officers named in this Proxy Statement, incentive compensation in the form of stock options and restricted stock grants. We granted the options and restricted stock pursuant to our 1996 Share Incentive Plan and such grants are listed in the long-term compensation columns of the Summary Compensation Table.

     Messrs. Prentiss, August, Krueger and Wiberg exercised options during 2001. See "Executive Compensation--Option Exercises in Last Fiscal Year." The Compensation Committee may also award shares of Restricted Shares, performance shares or SARs to our executive officers pursuant to the 1996 Share Incentive Plan. All such awards have been reflected herein.

Chairman of the Board and CEO Compensation

     In determining the appropriate compensation for our Chairman of the Board and Chief Executive Officer, the Compensation Committee uses as its guide our performance, competitive practices, and the Compensation Committee's policy, as discussed above, of determining compensation with reference to the compensation paid to similarly situated executives of comparable companies. The Compensation Committee considers appropriate adjustments in the compensation of our Chairman of the Board and Chief Executive Officer concurrently with similar adjustments it makes for our other executive officers.

     We adjusted Messrs. Prentiss' and August's compensation to $350,000 and $330,000, respectively, in 2001 for 2001. In addition, Messrs. Prentiss and August received a bonus in March 2002 for the 2001 year of $256,515 and $241,857, respectively. As of March 15, 2002, the Board agreed that the executive officers should receive no raises for 2002.

     We adjusted Messrs. Prentiss' and August's compensation to $317,000 and $310,000, respectively, in 2000 for 2000. In addition, Messrs. Prentiss and August received a bonus in March 2001 for the 2000 year of $418,400 and $410,861, respectively.

     We adjusted Messrs. Prentiss' and August's compensation to $302,500 and $269,500, respectively, in 1999 for 1999. In addition, Messrs. Prentiss and August received a bonus in March 2000 for the 1999 year of $363,000 and $269,500, respectively. We paid bonuses in 1999 for 1998 to Mr. Prentiss in the amount of $299,063 and to Mr. August in the amount of $221,113 and in 1998 for 1997 to Mr. Prentiss in the amount of $235,913 and to Mr. August in the amount of $209,700. In determining these amounts, the Compensation Committee reviewed cash compensation levels for executive officers of other publicly traded REITs with approximately comparable levels of capitalization to ours and for various other REITs as reported by the National Association of Real Estate Investment Trust's annual Study of Executive Compensation, prepared by FPL Associates, an independent executive compensation consulting firm based in Chicago, Illinois.

   This report has been furnished by the members of the Compensation
                                        Committee.

                                        Thomas J. Hynes, Jr.
                                        Leonard M. Riggs, Jr.
                                        Lawrence A. Wilson

                               PERFORMANCE GRAPH

     The following performance graph compares the change in the cumulative total shareholder return on our common shares for the period October 22, 1996, which was the first day our common shares traded on the New York Stock Exchange, through December 31, 2001, with the changes in the S&P 500 Index, the SNL Securities Office/Industrial REIT Index and the National Association of Real Estate Investment Trusts Equity Index (the "NAREIT Equity Index") for the same period. The performance graph assumes a base share price of $100 for our common shares on October 22, 1996 and each index for comparative purposes. Total return equals appreciation in share price plus dividends paid, and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance. Information in the performance graph was compiled by SNL Securities L.C.

                           Prentiss Properties Trust

                            Total Return Performance

[THE FOLLOWING INFORMATION WAS ALSO REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                                                         Period Ending
---------------------------------------------------------------------------------------------------------------------
Index                                         12/31/96    12/31/97     12/31/98    12/31/99    12/31/00     12/31/01
---------------------------------------------------------------------------------------------------------------------
Prentiss Properties Trust                       100.00      118.50       101.39      105.35      143.41       158.11
---------------------------------------------------------------------------------------------------------------------
S&P 500                                         100.00      133.37       171.44      207.52      188.62       166.22
---------------------------------------------------------------------------------------------------------------------
SNL Office/ Industrial REITs                    100.00      125.55       103.88      106.83      144.72       152.72
---------------------------------------------------------------------------------------------------------------------
NAREIT All Equity REIT Index                    100.00      120.26        99.21       94.63      119.59       136.24
---------------------------------------------------------------------------------------------------------------------

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table sets forth information, as of March 15, 2002, regarding each person that we know to be the beneficial owner of more than 5% of our outstanding common shares. Unless otherwise indicated, such common shares are owned directly and the indicated entity has sole voting and investment power with respect thereto.

Name and Address                            Amount and Nature of     Percent of
of Beneficial Owner                         Beneficial Ownership     Class (1)
----------------------------------------   ----------------------   -----------
European Investors, Inc. ...............          2,051,800(2)            5.4%
 717 5th Avenue
 New York, NY 10022
CRA Real Estate Securities, LP .........          2,275,325(3)           6.0%
 259 N. Radnor Chester Road
 Suite 205
 Radnor, PA 19087
Security Capital Group, Inc. ...........          3,773,585(4)           9.9%
 125 Lincoln Avenue
 Santa Fe, NM 87501


------------
(1)  Based on 37,811,019 of our common shares outstanding as of March 15, 2002.

(2) European Investors, Inc. beneficially owns 581,200 of our common shares of beneficial interest. ERI Realty Securities, Inc., a wholly owned subsidiary of European Investors, Inc., beneficially owns 1,470,600 of our common shares of beneficial interest.

(3) Based solely upon information contained in the Schedule 13G, filed with the SEC on February 22, 2002.

(4) Includes 3,773,585 of our common shares issuable upon conversion of Series D Cumulative Convertible Redeemable Preferred Shares of Beneficial interest upon 60 days prior written notice.

Security Ownership of Management

     The following table sets forth the beneficial ownership of our common shares as of March 15, 2002, by (1) each of our trustees; (2) each of our named executive officers; and (3) our trustees and executive officers as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person has sole voting and investment power.

                                                               Number of Shares        Percent of All
Name of Beneficial Owner                                    Beneficially Owned(1)     Common Shares (1)
--------------------------------------------------------   -----------------------   ------------------
Michael V. Prentiss (2) ................................          2,808,623                  7.1%
Thomas F. August (3) ...................................            567,544                  1.4%
Thomas J. Hynes, Jr. (4) ...............................             40,071                    *
Barry J.C. Parker (4) ..................................             44,071                    *
Dr. Leonard M. Riggs, Jr. (4) ..........................             46,571                    *
Ronald G. Steinhart (4) ................................             49,071                    *
Lawrence A. Wilson (4) .................................             39,071                    *
Michael A. Ernst .......................................             48,588                    *
Christopher B. Mahon ...................................              3,530                    *
Daniel K. Cushing ......................................             22,403                    *
Lawrence J. Krueger ....................................             96,772                    *
Robert K. Wiberg .......................................            114,728                    *
Christopher M. Hipps ...................................             88,578                    *
All Trustees and Executive Officers as a Group .........          3,969,621                 10.1%

------------
*  Less than 1%

(1) In computing the number of common shares beneficially owned by a person, common shares subject to options held by that person that are currently exercisable or that become exercisable within 60 days of the record date are deemed outstanding for such person but are not deemed to be outstanding for purposes of computing the ownership percentage for any other person. In addition, the computation of the number of common shares beneficially owned by a person assumes that all units of beneficial interest in our operating partnership held by the person are redeemed for common shares. The total number of common shares outstanding used in calculating the percentage of all common shares and units assumes that all of the units held by other persons are redeemed for common shares.

(2) Includes 116,667 of the 241,667 common shares issuable upon the exercise of options granted under the 1996 Share Incentive Plan, 50,000 of which are currently exercisable, 66,667 of which are exercisable within 60 days, and the remainder of which are exercisable at subsequent dates. Also includes units redeemable for 262,733 common shares, units redeemable for 333,387 common shares which are held in a trust of which Mr. Prentiss is not a trustee, and of which Mr. Prentiss disclaims beneficial ownership and 896,878 common shares owned by certain Grantor Retained Annuity Trusts established by Mr. Prentiss, of which Mr. Prentiss disclaims beneficial ownership.

(3) Includes 100,000 of the 255,233 common shares issuable upon the exercise of options granted under the 1996 Share Incentive Plan, 50,000 of which are currently exercisable, 50,000 of which are exercisable within 60 days, and the remainder of which are exercisable at subsequent dates. Includes units redeemable for 88,576 common shares. Also includes 116,518 common shares owned by certain Grantor Retained Annuity Trusts established by Mr.
    August, of which Mr. August disclaims beneficial ownership.

(4) The independent trustees receive a fee of $25,000 per year payable quarterly in common shares and options to purchase 7,500 common shares which vest immediately. The table includes the vested portion of the 10,000 common shares issuable upon the exercise of options granted under the Trustees' Share Incentive Plan, which vested in equal installments over a four-year period on the anniversary date of the grant and includes 5,000, 5,000, 7,500 and 7,500 common shares issuable upon the exercise of options granted under the Trustees' Share Incentive Plan on July 1, 1998, July 1, 1999, July 3, 2000 and July 2, 2001, respectively, which were fully vested when granted.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sharing of Offices and Employees

     We share executive offices and certain employees with one of our affiliates, Prentiss Properties Limited, Inc. We each bear our share of costs including allocable portions of rent, salaries, office expenses, employee benefits and various fixtures and equipment. To the extent that services are provided between the companies, we allocate such estimated costs to the related party. The total estimated costs allocated between the Prentiss Properties Trust and Prentiss Properties Limited, Inc. from January 1, 2001 throughout December 31, 2001 totaled $4,000,000.

Officer Loan Program

     In June 1999, we granted loans to certain of our employees. Each unsecured loan has a term of five years, accrues interest at 7% per annum and is with recourse as to each borrower. Borrowers will make payments to us quarterly at a rate equal to the original principal amount of the loans multiplied by the percentage obtained by dividing the amount of the quarterly dividend per common share that we declare by the closing price of one of our common shares on the date(s) amounts were advanced.

     The loans contain loan forgiveness provisions with the purpose of securing the continued and future employment services of the borrowers. One-third of the unpaid principal amount of each loan will be forgiven on the third, fourth and fifth anniversaries of the loan grant, provided that there has been no default by the borrower, including termination of the borrower's employment.

Unsecured Moving Incentive Loans

     We loaned $74,375 to Christopher M. Hipps on June 1, 1999. We loaned $74,583 to Daniel K. Cushing on January 1, 2002. Each of the loans were entered into to assist Messrs. Hipps and Cushing with moving expenses incurred when they re-located. The loans contain loan forgiveness provisions with the purpose of securing the continued and future employment services of the borrowers. One-fifth of the unpaid principal amount of each loan will be forgiven on the first, second, third, fourth and fifth anniversaries of the loan grant, provided that there has been no default by the borrower, including termination of the borrower's employment.

Home Loan

     On June 28, 1999, we loaned Christopher M. Hipps $500,000 at 0% interest to purchase a home in California. We entered into the loan to help induce Mr. Hipps to accept the position of Managing Director of our West Region and to compensate Mr. Hipps for the high cost of living in California. The loan is non-recourse, is secured by the home Mr. Hipps purchased in California and is due on the earlier of (1) the termination of Mr. Hipps' employment with us, (2) the sale of Mr. Hipps' California residence and (3) June 28, 2009.

Current Loan Balances

     The highest aggregate amount of all loans described above since January 1, 2001 was $4,121,052. The amount of indebtedness of our executive officers as of March 15, 2002 is set forth in the table below.

Name                                        Loan Principal Balance
------------------------------------------ -----------------------
  Thomas F. August .......................        $ 429,074
  Robert K. Wiberg .......................          333,724
  Lawrence J. Krueger ....................          333,724
  Michael A. Ernst .......................          190,696
  Christopher M. Hipps ...................          735,445
  Daniel K. Cushing ......................          265,279

Formation of Taxable REIT Subsidiary

     Tax legislation prohibits us from owning more than 10% of the voting common stock of an issuer or more than 10% of the value of an issuer, except for our interests in our operating partnership, our non-corporate subsidiaries, taxable REIT subsidiaries, or any qualified REIT subsidiary. To comply with this legislation, in March 2001, our operating partnership, through the following related transactions, formed Prentiss Properties Resources, Inc. to act as a taxable REIT subsidiary under the Real Estate Investment Trust Modernization Act which allows a corporation, other than a REIT, in which a REIT directly or indirectly owns stock, to perform services for tenants without disqualifying the rents received:

     o Our operating partnership contributed to Prentiss Properties Resources, among other things, (1) $1 million, (2) all of the outstanding non-voting common stock of our third-party service provider, Prentiss Properties Limited, Inc., (3) two promissory notes with a combined original principal amount of $34.7 million issued by Prentiss Properties Limited to our operating partnership and (4) real property located in Dallas, Texas and in return Prentiss Properties Resources issued to our operating partnership 958.5 shares of its non-voting common stock and a promissory note in the amount of $5 million.

     o Ampulla, LLC, which is wholly-owned by Michael V. Prentiss, contributed all of its voting common stock of Prentiss Properties Limited to Prentiss Properties Resources in return for 21.5 shares of non-voting common stock of Prentiss Properties Resources.

     o Our operating partnership purchased Ampulla's 21.5 shares of the non-voting common stock of Prentiss Properties Resources for approximately $72,000.

     After giving effect to the above series of transactions, our operating partnership became the owner of all of the outstanding non-voting common stock of Prentiss Properties Resources and Ampulla became the owner of all of the outstanding voting common stock of Prentiss Properties Resources, and Prentiss Properties Limited became a wholly-owned subsidiary of Prentiss Properties Resources.

                                 PROPOSAL TWO
                AMENDMENT OF THE TRUSTEES' SHARE INCENTIVE PLAN

Proposed Amendment

     On January 1, 2002 the board of trustees voted to amend and restate our Trustees' Share Incentive Plan and is recommending that the shareholders approve and adopt the amended and restated Trustees' Share Incentive Plan. The amended and restated Trustees' Share Incentive Plan increases the aggregate number of our common shares that may be issued under the Trustees' Share Incentive Plan by 300,000 shares. In addition, the amended and restated Trustee's Share Incentive Plan extends the duration of the original Trustee's Share Incentive Plan by 10 years and gives us broader authority in terms of the types, amounts and dates of share grants that we may authorize than we are given under the current Trustees' Share Incentive Plan. The full text of the amended and restated Trustees' Share Incentive Plan is attached to this proxy statement as Annex A.

Recommendation

     The Board believes that increasing the aggregate number of our common shares that may be issued under the Trustees' Share Incentive Plan, extending the duration of the Trustees' Share Incentive Plan and giving us broader authority in terms of the types, amounts and dates of share grants that we may authorize than we are given under the current Trustees' Share Incentive Plan is necessary to recruit and retain trustees now and in the future and to promote a greater identity of interest between trustees and shareholders by enabling such persons to participate in our future success. THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ADOPTION OF THE AMENDED AND RESTATED TRUSTEES' SHARE INCENTIVE PLAN.

Comparison of the Current Trustees Share Incentive Plan and the Amended and Restated Trustees' Share Incentive Plan

     The amended and restated Trustees' Share Incentive Plan, if approved by the shareholders, will give our board of trustees broad authority to issue shares, options, or restricted shares to our independent trustees. The following is a comparison of the material terms of our current Trustees' Share Incentive Plan and the proposed amended and restated Trustees' Share Incentive Plan.

Shares Available for Issuance

     As of March 15, 2002, five of our trustees were eligible to receive options under the current Trustees' Share Incentive Plan. As of March 15, 2002, 175,000 options had been granted under the current Trustees' Share Incentive Plan, none of which had been exercised, none of which had been forfeited and all of which remained outstanding as of such date. A total of 25,000 of our common shares remain available for grant as of March 15, 2002. To see a table setting forth information regarding grants of options to our executive officers during the 2001 fiscal year, see "Executive Compensation -- Option Grants in Last Fiscal Year." We did not grant SARs under the Trustees' Share Incentive Plan in 2001. The maximum number of our common shares that we may issue under the current Trustees' Share Incentive Plan is 200,000. A total of 300,000 shares, plus any remaining available for issuance under the current Trustees' Share Incentive Plan will be available for issuance under the amended and restated plan if it is approved by our shareholders.

Share Grants

     Pursuant to the current Trustees' Share Incentive Plan, each independent trustee receives quarterly grants of our common shares having a fair market value of approximately $6,250 on the date of issuance. If the amended and restated Trustees' Share Incentive Plan is approved by our shareholders we will be able to issue common shares to our independent trustees in amounts and at dates within our discretion, subject to the terms of the amended and restated plan.

Option Grants

     Under the current Trustees' Share Incentive Plan, each independent trustee automatically receives an option for 10,000 common shares on the date of the first board of trustees meeting following the annual meeting of shareholders at which the independent trustee is first elected to the board of trustees. However, an independent trustee who is first elected or appointed to the board of trustees other than at an annual meeting of shareholders will receive an option for 10,000 of our common shares on the date of such election or appointment. Options granted under the current Trustees' Share Incentive Plan upon election or appointment of an independent trustee become exercisable for 2,500 shares on each of the first through fourth anniversaries of the date of grant, provided that the trustee is a member of the board of trustees on such anniversary date. Also, under the current Trustees' Share Incentive Plan, independent trustees are granted options to purchase 7,500 common shares annually on July 1.

     If the amended and restated Trustees' Share Incentive Plan is approved by our shareholders, we will no longer be required to issue options in the amounts and at the dates specified above. Rather, we will have the authority to issue options under the amended plan in amounts, on dates and upon terms within our sole discretion subject to the terms of the amended plan. Under the amended and restated plan, options will be exercisable in accordance with the option agreements by and between us and our independent trustees.

     The exercise price of options granted under both the current Trustees' Share Incentive Plan and the proposed amended and restated Trustees' Share Incentive Plan is the fair market value of our common shares on the date of grant. Annual options granted to an independent trustee under the current Trustees' Share Incentive Plan are fully vested and exercisable when granted.

Other Share Grants

     The current Trustees' Share Incentive Plan only contemplates the issuance under the plan of options and shares. Under the amended and restated Trustees' Share Incentive Plan, we may issue restricted shares and any other types of share grants in our sole discretion subject to the terms of the amended and restated plan.

Tax Consequences

     The grant of a non-qualified option under the current Trustees' Share Incentive Plan or under the amended and restated Trustees' Share Incentive Plan will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

     The exercise of non-qualified options through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

     If the Committee or Board establishes share deferral procedures, and the participant chooses to defer receipt of the shares upon exercise, the participant will not recognize ordinary income upon exercise but will recognize ordinary income at the end of the deferral period in the amount of the full value of the shares with respect to which the deferral has ended. At such time we will generally be entitled to a corresponding deduction.

     An award of shares under the current Trustees' Share Incentive Plan or under the amended and restated Trustees' Share Incentive Plan will result in taxable ordinary income at the time of the award in the amount of the fair market value of the shares awarded. We will be entitled to a deduction in the amount of such ordinary income.

     Unless the participant makes an election under section 83(b) of the Internal Revenue Code, the lapse of restrictions with respect to an award of restricted shares under the amended and restated Trustees' Share Incentive Plan will result in taxable ordinary income to the participant at the time of the lapse in the amount of the fair market value of the shares with respect to which the restrictions have lapsed. We will be entitled to a deduction in the amount of such ordinary income. If the participant makes the section 83(b) election, he or she will realize ordinary income at the time of the grant of the award in the amount of the full value of the restricted stock and we will be entitled to a corresponding deduction

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL TWO. PROXIES SOLICITED BY THE BOARD OF TRUSTEES WILL BE SO VOTED UNLESS OTHERWISE SPECIFIED.

                                PROPOSAL THREE
          RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     We have appointed PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2002.
PricewaterhouseCoopers LLP (formerly Coopers & Lybrand LLP) has served as our independent accountants since 1996.

     The fees billed to us by PricewaterhouseCoopers LLP for fiscal year 2001 were as follows:

     Audit Fees. The total fees for professional services rendered in connection with the audit of our annual financial statements included in our annual report on Form 10-K and the review of the financial statements included in our quarterly reports on Form 10-Q totaled $191,175 for fiscal year 2001.

     All Other Fees. Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for fiscal year 2001 totaled $166,903. Fees included in "Other Fees" are the following: $22,000 for our 1999 Tax Review, $36,389 for our 2000 Tax Review, $87,706 for separate audits of several of our properties and other SEC filings, $8,150 for audit of our Employee Savings Plan & Trust, $842 for a German Tax Representation Fee pursuant to registration of our shares in Germany, $154 for a compensation survey, $2,111 for a 2000 tax return review, $7,000 for an audit of Security Capital Group, Inc. related documents, and $2,550 for miscellaneous work.

     Our board of trustees has decided to afford our shareholders the opportunity to express their opinions on the matter of our auditors, and, accordingly, is submitting to our shareholders at the annual meeting a proposal to ratify our board of trustees' appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2002. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the board of trustees.

     Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL THREE. PROXIES SOLICITED BY THE BOARD OF TRUSTEES WILL BE SO VOTED UNLESS OTHERWISE SPECIFIED.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     The board of trustees will provide for the presentation of proposals by shareholders at the 2003 annual meeting of shareholders, provided that such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC regarding shareholder proposals, and our bylaws, a copy of which is available upon written request from our corporate secretary. Shareholder proposals intended to be submitted for presentation at our 2003 annual meeting of shareholders must be in writing and must be received by us at our executive offices on or before November 29, 2002, for inclusion in our proxy statement and the form of proxy relating to the 2003 annual meeting.

                         REPORT OF THE AUDIT COMMITTEE

     The board of trustees has established an Audit Committee which currently consists of three independent trustees, Messrs. Steinhart, Riggs and Parker. The board of trustees has adopted a written charter for the Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The Audit Committee held three meetings during 2001. In performing its duties, the Audit Committee meets with the independent accountants without the presence of any of the other members of the board of trustees and meets with the full board of trustees without the presence of PricewaterhouseCoopers LLP, to help ensure the independence of PricewaterhouseCoopers LLP.

     Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. Our independent public accountants are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

     PricewaterhouseCoopers LLP has served as our and our subsidiaries' independent auditor for the year ended December 31, 2001 and will, pending ratification by our shareholders at the annual meeting, continue to so serve for the year ending December 31, 2002 until and unless changed by action of the board of trustees. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

     In connection with the fiscal year 2001 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1; (4) discussed the auditor's independence with the auditors; and (5) considered whether the provision of services by the auditors for matters other than the annual audit and quarterly reviews is compatible with maintaining the auditor's independence. Based on these reviews and discussions, the Audit Committee has recommended to the board of trustees, and the board of trustees has resolved that our audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2001. The Audit Committee believes that the provision of services by PricewaterhouseCoopers LLP to us is compatible with maintaining the principal accountant's independence.

     Audit Fees. The total fees for professional services rendered in connection with the audit of our annual financial statements included in our annual report on Form 10-K and the review of the financial statements included in our quarterly reports on Form 10-Q totaled $191,175 for fiscal year 2001.

     Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year 2001.

     All Other Fees. Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for fiscal year 2001 totaled $166,903. Fees included in "Other Fees" are the following: $22,000 for our 1999 Tax Review, $36,389 for our 2000 Tax Review, $87,706 for separate audits of several of our properties and other SEC filings, $8,150 for audit of our Employee Savings Plan & Trust, $842 for a

     German Tax Representation Fee pursuant to registration of our shares in Germany, $154 for a compensation survey, $2,111 for a 2000 tax return review, $7,000 for an audit of Security Capital Group, Inc. related documents, and $2,550 for miscellaneous work.

   This Report has been furnished by the members of the Audit Committee.

                                        Barry J.C. Parker
                                        Dr. Leonard M. Riggs, Jr.
                                        Ronald G. Steinhart

                          INCORPORATION BY REFERENCE

     With respect to any future filings with the SEC into which this Proxy Statement is incorporated by reference, the material under the headings "Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be incorporated into such future filings.

                          ANNUAL REPORT AND FORM 10-K

     Accompanying this Proxy Statement is a copy of our Annual Report to Shareholders for the year ended December 31, 2001, which contains financial and other information pertaining to us. Each Annual Report to Shareholders includes our Form 10-K for the year ended December 31, 2001, including the financial statements and financial statement schedules filed by us with the SEC. The Annual Report and the Form 10-K do not form any part of the materials for the solicitation of proxies.

     We will furnish to each beneficial owner of our common shares entitled to vote at the annual meeting, upon written request to Thomas F. August, our President and Chief Executive Officer, at 3890 W. Northwest Highway, Suite 400, Dallas, Texas, 75220, telephone (214) 654-0886, an additional copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including the financial statements and financial statement schedules filed by us with the SEC.

                                 OTHER MATTERS

     The board of trustees knows of no other business to be brought before the annual meeting. If any other matters properly come before the annual meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

By Order of the board of trustees

/s/ Michael V. Prentiss,

Michael V. Prentiss,
Chairman of the Board
Dallas, Texas
April 5, 2002

                                    Annex A

                             AMENDED AND RESTATED
                           PRENTISS PROPERTIES TRUST
                        TRUSTEES' SHARE INCENTIVE PLAN
                        (Effective ____________ , 2002)

                                   PREAMBLE

     This Amended and Restated Prentiss Properties Trust Trustees' Share Incentive Plan (Effective ______ , 2002) (the "Plan") is an amendment and restatement of the Prentiss Properties Trust Trustees' Share Incentive Plan that was adopted by the Board of the Company on October 15, 1996 (the "Prior Plan"). All grants of Options on or after ______ , 2002, shall be governed by the terms of the Plan. All grants of Options prior to ______ , 2002, shall be governed by the terms of the Prior Plan, except to the extent provisions of the Plan are expressly made applicable to grants or awards under the Prior Plan. The purpose of the Plan is to (i) assist the Company in recruiting and retaining trustees and (ii) promote a greater identity of interest between Participants and shareholders by enabling Participants to participate in the Company's future success.

                                   ARTICLE I

                                  DEFINITIONS

     1.01 Administrator means the Committee, or in the absence of a properly constituted Committee, the Board.

     1.02 Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company, including an entity that becomes an Affiliate after the adoption of this Plan.

     1.03 Award means a grant of Options, Restricted Stock or Shares.

     1.04 Award Date means the date the Committee grants an Award.

     1.05 Board means the Board of Trustees of the Company.

     1.06 Code means the Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder.

     1.07 Committee means the committee consisting of two or more Trustees who
(i) are appointed by the Board to administer the Plan, and (ii) qualify as Non-Employee Directors under Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

     1.08 Company means Prentiss Properties Trust.

     1.09 Effective Date means the date of shareholder approval of the Plan.

     1.10 Eligible Director means a member of the Board who is not an employee or officer of the Company or an Affiliate.

     1.11 Exchange Act means the Securities Exchange Act of 1934, as amended.

     1.12 Fair Market Value means, on any given date, the current fair market value of a Share as determined pursuant to the following: if the Shares are listed on an established stock exchange or exchanges, Fair Market Value shall be deemed to be the highest closing price of a Share reported on that stock exchange or exchanges or, if no sale of Shares shall be made on any stock exchange on that day, then the next preceding day on which there was a sale; or if the Shares are not listed on an established stock exchange, the Fair Market Value shall be the reported "closing" price of a Share in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc.; provided, however, that if the Shares are not publicly traded, Fair Market Value shall mean, as of any date, the Fair Market Value on such date as determined in good faith by the Board in its sole discretion.

     1.13 Nonemployee Director means a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

     1.14 Option means an option that entitles the holder to purchase Shares from the Company on the terms set forth in Article IV of this Plan.

     1.15 Participant means an Eligible Director who has been granted an Award hereunder.

     1.16 Plan means this Amended and Restated Prentiss Properties Trust Trustees' Share Incentive Plan (Effective __________, 2002).

     1.17 Prior Plan shall have the meaning given it in the Preamble to the Plan.

     1.18 Restricted Stock means Shares issued or transferred to a Participant pursuant to Article VI hereof.

     1.19 Shares means the common shares of the Company.

     1.20 Trustee means a member of the Board of Trustees of the Company.

                                  ARTICLE II

                      SHARES SUBJECT TO PLAN; ADJUSTMENTS

     2.01 Shares Subject to Plan. The total number of Shares that may be issued pursuant to Awards granted hereunder shall not exceed in the aggregate the sum of 300,000 Shares plus the number of Shares which, as of the Effective Date, remain available for issuance under the Prior Plan. If any Award, under this Plan or the Prior Plan, is forfeited, or if it terminates, expires, or lapses without being exercised, any Shares subject to such Award shall again be available for issuance in connection with Awards under the Plan. Shares issued pursuant to the terms of any Award granted hereunder may be authorized or unissued Shares or Shares held in the Company's treasury.

     2.02 The provisions of this Plan and/or the provisions of the Prior Plan, and the terms of any outstanding Awards (granted under the Plan or the Prior
Plan), may be revised as the Administrator may determine to be equitably required in the event that (a) the Company (i) effects one or more Share dividends, Share split-ups, subdivisions or consolidations of Shares or other changes in capitalization or (ii) engages in a transaction described in Section 424 of the Code or (b) there occurs any other event which, in the judgment of the Administrator, necessitates such action. Any determination made under this
Article II by the Administrator shall be final and conclusive.

     2.03 The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares that will be issued under the Plan.

                                  ARTICLE III

                                ADMINISTRATION

     The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Awards upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. In addition, the Administrator shall have complete authority to construe and interpret all provisions of the Plan and Awards granted hereunder; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, and otherwise to make the Plan fully effective; exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any part of its responsibilities and powers to any one or more of its members and delegate all or any part of its responsibilities and powers to any person or persons selected by it, which allocation or delegation may be revoked by the Committee at any time; and generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of the Plan shall be final and conclusive. No member of the Administrator shall be liable for any act done in good faith with respect to the Plan. All expenses of administering the Plan shall be borne by the Company.

                                  ARTICLE IV

                                    OPTIONS

     4.01 Grant of Options. In its sole discretion, the Administrator may grant Options to Eligible Directors pursuant to any policy established by the Administrator or upon the occurrence of any event (for example, but not by way of limitation, election of a new director; annual meeting; specific dates chosen by the Administrator, etc.). Options shall be evidenced by an agreement between the Company and the Participant. Subject to the terms of this Plan, each agreement shall contain such restrictions, terms and conditions as the Administrator may, in its discretion, determine.

     4.02 Option Price and Payment. The price per Share for Shares purchased on the exercise of an Option shall be the Fair Market Value on the Award Date. Payment of the Option price shall be made in cash, cash equivalent acceptable to the Administrator; attestation of ownership, or delivery, of Shares held by the Participant for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes); or a combination thereof. If Shares are attested to or surrendered in payment of the Option price, the Shares surrendered must have an aggregate Fair Market Value (determined as of the day preceding the exercise date) that, together with any cash or cash equivalent paid, is not less than the Option price for the number of Shares for which the Option is being exercised.

     4.03 Exercise. To the extent that an Option has become exercisable in accordance with its terms, as applicable, it may be exercised whether or not the Participant is a member of the Board on the date or dates of exercise, as long as the Option has not expired, been cancelled or forfeited. An Option may be exercised with respect to any number of whole Shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan with respect to the remaining Shares subject to the Option. All Options shall be evidenced by agreements that shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt that are consistent with the provisions of the Plan.

     4.04 Maximum Option Period. The period during which an Option may be exercised shall be ten years from the Award Date. In the event of the Participant's death, the Option may be exercised by the Participant's estate or by such person or persons who succeed to the Participant's rights by will or the laws of descent and distribution following the Participant's death until the expiration of the Option period, in the case of an Option that provides for its cancellation prior to the end of the Option period, until the date of such cancellation. The Participant's estate or such person or persons may exercise the Option with respect to all or part of the number of Shares for which the Participant could have exercised the Option on the date of his or her death.

     4.05 Nontransferability. An Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom an Option is granted, the Option may be exercised only by the Participant or his or her guardian or legal representative. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

     4.06 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to Shares subject to his or her Option until the date of exercise of such Option.

     4.07 Deferral of Receipt of Shares. The Administrator may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the Shares subject to such Option and/or to receive cash at such later time or times in lieu of such deferred Shares, all on such terms and conditions as the Administrator shall determine. If any such deferrals are permitted, then notwithstanding Section 4.06 above, a Participant who elects such deferral shall not have any rights as a shareholder with respect to such deferred Shares unless and until Shares are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Administrator.

                                   ARTICLE V

                                 SHARE AWARDS

     5.01 Grants. In its sole discretion, the Administrator may grant Awards of Shares to Eligible Directors pursuant to any policy established by the Administrator or upon the occurrence of any event (for example, but not by way of limitation, election of a new director; annual meeting; specific dates chosen by the Administrator, etc.).

     5.02 Vesting. All Shares issued to a Participant under this Article V shall be immediately and fully vested when granted.

     5.03 Transferability. All Shares issued to a Participant under this
Article V shall be immediately transferable, subject only to restrictions imposed by federal and state securities and other laws.

     5.04 Shareholder Rights. A Participant shall have all rights as a shareholder with respect to Shares awarded pursuant to this Article V.

                                  ARTICLE VI

                               RESTRICTED STOCK

     6.01 Grant. In its sole discretion, the Administrator may grant Awards of Restricted Stock to Eligible Directors pursuant to any policy established by the Administrator or upon the occurrence of any event (for example, but not by way of limitation, election of a new director; annual meeting; specific dates chosen by the Administrator, etc.). Awards of Restricted Stock shall be evidenced by an agreement between the Company and the Participant. Subject to the terms of this Plan, each agreement shall contain such restrictions, terms and conditions as the Administrator may, in its discretion, determine and (without limiting the generality of the foregoing) such agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Article VI.

     6.02 Rights of Participant. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Administrator, an escrow agreement and any other documents which the Administrator may require as a condition to the issuance of such Shares. If a Participant shall fail to execute the agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Administrator, an escrow agreement and any other documents which the Administrator may require within the time period prescribed by the Administrator at the time the Award is granted, the Award shall be null and void. At the discretion of the Administrator, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Administrator. Unless the Administrator determines otherwise and as set forth in the agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

     6.03 Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 6.04, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant.

     6.04 Lapse of Restrictions.

     (a) Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Administrator may determine. The agreement evidencing the Award shall set forth any such restrictions.

     (b) Modification or Substitution. Subject to the terms of the Plan, the Administrator may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the agreement without the Participant's consent.

     (c) Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Administrator may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares, and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Administrator shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Administrator, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

     (d) Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Administrator shall cause a stock certificate to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

                                  ARTICLE VII

                           OTHER SHARE-BASED AWARDS

     Subject to such terms and conditions as the Committee may determine, other Awards based on the value of Shares may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Article VII and any Shares covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee. Payment of Awards made under this Article VII which are based on the value of Shares may be made in Shares or in cash or in a combination thereof (based upon the Fair Market Value of the Shares on the date of payment), all as determined by the Committee in its sole discretion.

                                 ARTICLE VIII

             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Shares shall be issued and no certificates for Shares shall be delivered under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, the requirement to withhold taxes or other amounts), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Shares shall be issued and no certificate for Shares shall be delivered under the Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters. Upon approval by the Administrator, any withholding requirements arising upon the issuance of Shares under the

Plan may be satisfied by the surrender or withholding, at their then current Fair Market Value, of Shares otherwise issuable.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.01 Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award to be made under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     9.02 Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     9.03 Notice. Unless specifically required by the terms of this Plan, notice to the Company's shareholders, the Participants, or any other person or entity of an action by the Board, the Committee, or the Administrator with respect to the Plan is not required before or after such action occurs.

                                   ARTICLE X

                                   AMENDMENT

     The Board may amend from time to time or terminate the Plan at any time; provided, however, that no amendment shall become effective without shareholder approval, in accordance with applicable law, regulation: (a) to the extent necessary under any applicable law, regulation or exchange requirement, or (b) if the amendment materially (i) increases the aggregate number of Shares that may be issued under this Plan (other than an adjustment authorized under Article II); (ii) changes the class of individuals eligible to become Participants; or (iii) increases the benefits that may be provided under the Plan. In addition; no such amendment or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan. Awards may be modified by the Administrator provided that no modification of outstanding Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Participant.

                                  ARTICLE XI

                               DURATION OF PLAN

     No Awards may be granted under the Plan after the day prior to the tenth anniversary of the Effective Date. An Award granted pursuant to the Plan shall remain in effect in accordance with its terms notwithstanding the expiration of the Plan.

                                  ARTICLE XII

                            EFFECTIVE DATE OF PLAN

     Shares may be issued under the Plan, provided that the Plan has been approved by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding Shares is present, either in person or by proxy.

                                    Annex B


                                   PROXY CARD

[LOGO]
PRENTISS PROPERTIES TRUST
3880 W. NORTHWEST HIGHWAY
SUITE 400
DALLAS, TEXAS 75220

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Prentiss Properties Trust, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                             PRNTSS           KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


RENTISS PROPERTIES TRUST

     The Board of Trustees recommends a vote FOR such nominee, FOR amendment to the Trustees' Share Incentive Plan and FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2002.

                                                     For    Withhold     For All
                                                     All      All        Except
     1.   Election of three Class III members to
          the Board of Trustees: 01) Michael V.
          Prentiss, 02) Thomas J. Hynes, Jr., 03)
          Barry J.C. Parker                           0        0            0

     To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

     ---------------------------------------------------------------------------

                                                     For     Against     Abstain
     2.   Approval of Prentiss Properties Trust's
          amended and restated Trustees' Share
          Incentive Plan (the "Amended Plan") which
          increases the aggregate number of common
          shares of beneficial interest, par value
          $0.01 per share (the "Common Shares") that
          may be issued under the current Trustees'
          Share Incentive Plan (the "Original Plan") by
          300,000 Common Shares, extends the term of
          the Original Plan by 10 years and gives the
          Board of Trustees broader authority in terms
          of the types, amounts and dates of share
          grants that it may authorize than it was
          given under the Original Plan.              0         0           0

     3.   Ratification of the appointment of
          PricewaterhouseCoopers LLP as Prentiss
          Properties Trust's independent accountants
          for 2002.                                   0         0           0

     This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1, 2 and 3. This proxy will be voted, in the discretion of proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     For address changes and/or comments, please check this box
     and write them on the back where indicated.                            0

     If you plan on attending the meeting, please check box to the right.   0

     Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]                                   Date


--------------------------------------------------------------------------------
Signature (Joint Owners)                                             Date

                            PRENTISS PROPERTIES TRUST
              Proxy Solicited on Behalf of Trustees of the Company
                     For the Annual Meeting on May 15, 2002

     The undersigned hereby constitutes and appoints Gregory S. Imhoff, Secretary and J. Kevan Dilbeck, General Counsel and each of them (the "Proxy Committee"), his or her true and lawful agents and proxies, with full power of substitution in each to represent the undersigned at the annual meeting of shareholders of Prentiss Properties Trust to be held at the Embassy Suites Hotel, 3880 W. Northwest Highway, Dallas, Texas 75220, on Wednesday, May 15, 2002, and at any adjournments or postponements thereof, on all matters coming before said meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 5, 2002 and hereby revokes any proxy or proxies heretofore given to vote at said meeting or any adjournment or postponement thereof.

     You are encouraged to specify your choice by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Trustees' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card. However, if you vote over the telephone or via the Internet, you do not need to sign and return this card. Action taken pursuant to this proxy card will be effective as to all the shares (whether common or preferred, and if preferred, of any class or series) that you own.

Address Changes/Comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                 (If you noted Address Changes/Comments above,
              please mark corresponding box on the reverse side.)